Exhibit 21

SUBSIDIARIES OF THE COMPANY

The following table sets forth the name and state or other jurisdiction of incorporation of the Company’s subsidiaries. Except as otherwise indicated, each subsidiary is wholly owned, directly or indirectly, by the Company and does business under its corporate name.

Beleggingsmaatschappij ’t Hagelkruus b.v.	Netherlands
Biosphere Industries, LLC**	Delaware
Ciras CV	Netherlands
CJSC Sealed Air Kaustik	Russia
Cryovac Australia Pty. Ltd.	Australia
Cryovac Brasil Ltda.	Brazil
Cryovac Chile Holdings, LLC	Delaware
Cryovac China Holdings I, Inc.	Cayman Islands, BWI
Cryovac (Foshan Gaoming) Co., Ltd.	China
Cryovac Holdings II, LLC	Delaware
Cryovac, Inc.†	Delaware
Cryovac International Holdings, Inc.	Delaware
Cryovac Leasing Corporation	Delaware
Cryovac (Malaysia) Sdn. Bhd	Malaysia
Cryovac Packaging Portugal Embalagens, Ltda.	Portugal
Cryovac — Sealed Air de Costa Rica S.R.L.	Costa Rica
Drypac Pty. Ltd.	Australia
Entapack Pty. Ltd.	Australia
GEIE VES***	France
Getpacking.com GmbH	Switzerland
Holmes Packaging Australia Pty. Ltd.	Australia
Invertol, S. de R.L. de C.V.	Mexico
NanoPore Insulation, LLC**	Delaware
NanoPore Insulation Ltd.**	United Kingdom
Nelipak B.V.	Netherlands
Nelipak Holding B.V	Netherlands
Nelipak Holdings Ireland Limited	Ireland
Nelipak Thermoforming Ireland Limited	Ireland
Noja Inmobiliaria, S.A. de C.V.	Mexico
Pack-Tiger GmbH	Switzerland
Producembal-Producao de Embalagens, LTDA	Portugal
ProAseptic Technologies S.L.**	Spain
Saddle Brook Insurance Company	Vermont
Sealed Air Africa (Pty) Ltd.	South Africa
Sealed Air Americas Manufacturing S. de R.L. de C.V.	Mexico
Sealed Air Americas Services S. de R. L. de C.V.	Mexico
Sealed Air Argentina S.A.	Argentina
Sealed Air Australia (Holdings) Pty. Limited	Australia
Sealed Air Australia Pty. Limited	Australia
Sealed Air (Barbados) S.R.L	Barbados
Sealed Air Belgium NV	Belgium

Sealed Air Botswana (Pty.) Limited	Botswana
Sealed Air B.V.	Netherlands
Sealed Air (Canada) Co./CIE	Nova Scotia, Canada
Sealed Air (Canada) Holdings BV	Netherlands
Sealed Air Central America, S.A.	Guatemala
Sealed Air Chile Industrial Ltda.	Chile
Sealed Air (China) Limited	Delaware
Sealed Air Colombia Ltda.	Colombia
Sealed Air Corporation (US)	Delaware
Sealed Air de Mexico S. de R.L. de C.V.	Mexico
Sealed Air Denmark A/S	Denmark
Sealed Air de Venezuela, S.A.	Venezuela
Sealed Air Embalagens Ltda.	Brazil
Sealed Air Finance B.V	Netherlands
Sealed Air Finance II B.V	Netherlands
Sealed Air Finance Ireland	Ireland
Sealed Air Finance, LLC	Delaware
Sealed Air Finance II, LLC (Sucursal Mexico)	Delaware
Sealed Air Funding Corporation	Delaware
Sealed Air (Foshan Gaoming) Packaging Co., Ltd.	China
Sealed Air GmbH	Germany
Sealed Air GmbH	Switzerland
Sealed Air Hellas S.A.	Greece
Sealed Air Holding France SNC	France
Sealed Air Holdings (New Zealand) I, LLC	Delaware
Sealed Air Hong Kong Limited	Hong Kong
Sealed Air Hungary Kft.	Hungary
Sealed Air (India) Limited	Delaware
Sealed Air (India) Private Limited	India
Sealed Air International LLC	Delaware
Sealed Air (Ireland) Limited	Ireland
Sealed Air (Israel) Ltd.	Israel
Sealed Air Japan K.K	Japan
Sealed Air Korea Limited	South Korea
Sealed Air (Latin America) Holdings II, LLC	Delaware
Sealed Air Limited	Ireland
Sealed Air Limited	United Kingdom
Sealed Air LLC	Delaware
Sealed Air Luxembourg S.C.A.	Luxembourg
Sealed Air Luxembourg S.C.A. — Root Finance Branch	Switzerland
Sealed Air Luxembourg S.a.r.l	Luxembourg
Sealed Air Luxembourg(I) S.a.r.l	Luxembourg
Sealed Air Luxembourg (II) S.a.r.l	Luxembourg
Sealed Air (Malaysia) Sdn. Bhd	Malaysia
Sealed Air Management Holdings Verwaltungs GmbH	Germany
Sealed Air Netherlands (Holdings) B.V	Netherlands
Sealed Air Netherlands (Holdings) I B.V	Netherlands

Sealed Air Netherlands (Holdings) II B.V. — Deutsche Zweigneiderlassung	Germany
Sealed Air Netherlands (Holdings) II B.V	Germany
Sealed Air Nevada Holdings Limited	Nevada
Sealed Air (New Zealand)	New Zealand
Sealed Air Norge AS	Norway
Sealed Air Oy	Finland
Sealed Air Packaging (China) Co., Ltd.	China
Sealed Air Packaging Limited	United Kingdom
Sealed Air Packaging LLC	Delaware
Sealed Air Packaging, S.L.U	Spain
Sealed Air Packaging (Shanghai) Co., Ltd.	China
Sealed Air Paketleme Ticaret Limited Sirketi	Turkey
Sealed Air Peru S.R.L	Peru
Sealed Air (Philippines) Inc.	Philippines
Sealed Air Polska Sp. z o.o	Poland
Sealed Air (Romania) S.R.L	Romania
Sealed Air S.A.S	France
Sealed Air SEE Ltd.	Greece
Sealed Air (Singapore) Pte. Limited	Singapore
Sealed Air Spain (Holdings) SL	Spain
Sealed Air Spain (Holdings) II, SL	Spain
Sealed Air Spain (Holdings) III, SL	Spain
Sealed Air S.R.L	Italy
Sealed Air s.r.o	Czech Republic
Sealed Air Svenska AB	Sweden
Sealed Air Taiwan Limited	Taiwan
Sealed Air (Thailand) Limited	Thailand
Sealed Air (Ukraine) Limited	Ukraine
Sealed Air Uruguay S.A.	Uruguay
Sealed Air Verpackungen GmbH	Germany
Sealed Air Vitembal S.L.*	Spain
Sealed Air ZAO	Russia
Shanklin Corporation	Delaware
Soinpar Industrial Ltda.	Brazil
Tart s.r.o***	Czech Republic
Teknik Plastik Ambalaj Sanayi Ve Ticaret A.S.*	Turkey
TempTrip LLC**	Delaware

*	The Company directly or indirectly owns 50% of the outstanding shares or interests.

**	The Company directly or indirectly owns a majority of the outstanding shares or interests.

***	The Company directly or indirectly owns less than 50% of the outstanding shares or interests.

†	Cryovac does business in certain states under the name “Sealed Air Shrink Packaging Division.”

Certain subsidiaries are omitted from the above table. Such subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2010.